Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:
1.Registration Statement (Form S-3 No. 333-228923) of Walgreens Boots Alliance, Inc, and
2.Registration Statement (Form S-8 No. 333-201327 and Form S-8 No. 333-198768) pertaining to the Walgreens Boots Alliance, Inc. 2021 and 2013 Omnibus Incentive Plan

of our report dated November 23, 2021, with respect to the consolidated financial statements and schedule of AmerisourceBergen Corporation and subsidiaries incorporated in this Annual Report (Form 10-K/A) of Walgreens Boots Alliance, Inc. for the year ended August 31, 2021.

/s/ Ernst & Young
Philadelphia, Pennsylvania
November 24, 2021